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                                                                   Exhibit 10.82

               AGREEMENT REGARDING OPTION AND EXERCISE OF OPTION


     THIS AGREEMENT REGARDING OPTION AND EXERCISE OF OPTION (this "Option Exercise") is made effective as of the 28/th/ day of June, 2001, by TriNet Realty Investors V, Inc., a Maryland corporation ("iStar Partner") and ICG Corporate Headquarters, L.L.C., a Colorado limited liability company ("ICG Partner").

                                   RECITALS:
                                   --------

     A. ICG 161, L.P., a Delaware limited partnership (the "Partnership"), is comprised of iStar Partner, as the sole limited partner, owning a one percent partnership interest, and ICG Partner, as the sole general partner, owning a 99% partnership interest.

     B. The Partnership is the owner of the Property (as defined in the Partnership Agreement, as defined below).

     C. Article XI of the Agreement of Limited Partnership of ICG 161, L.P. dated as of May 1, 1999 (the "Partnership Agreement") grants to the iStar Partner the option to purchase the partnership interest of the ICG Partner, or to purchase the Property (the "Option"), on the terms and conditions set forth in said Article XI of the Partnership Agreement.

     D. The parties wish to modify the terms and conditions of said Article XI of the Partnership Agreement, as provided in this Option Exercise.

     E. The iStar Partner wish to exercise its option to acquire the Property by deed in accordance with the terms of said Article XI of the Partnership Agreement, as modified herein.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Option Presently Exercisable. Notwithstanding Section 11.2 of said
          ----------------------------
Article XI, the parties agree that the Option is presently exercisable. The ICG Partner waives the requirement set forth in Section 11.1 of the Partnership Agreement for 30 days' prior written notice.

     2.   Payment of Option Price. The Option Price (as defined in the
          -----------------------
Partnership Agreement) is hereby reduced to $33,076,754 and shall be paid solely through assumption by iStar Partner of the Loan, as defined in the Partnership Agreement.

     3.   Exercise of Option. The iStar Partner hereby exercises the Option,
          ------------------
subject to the satisfaction of the conditions set forth in Section 7 of this Option Exercise.

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     4.   Release of Partners. The iStar Partner hereby releases the ICG
          -------------------
Partner, the Partnership and Affiliates (as defined in the Partnership Agreement) of the ICG Partner and the Partnership, and their respective officers, directors, managers, members, employees and agents from any and all actions, causes of actions, damages, demands, claims and liabilities whatsoever, whether known or unknown, arising out of or in any way related to: (a) the Partnership Agreement and the ICG Partner's obligations thereunder; and (b) acts and omissions occurring prior to the date hereof relating to the design and construction of the partially completed parking garage located on the Property.

          The ICG Partner hereby releases the iStar Partner, the Partnership and Affiliates of the iStar Partner and the Partnership, and their respective officers, directors, managers, employees and agents, from any and all actions, causes of action, damages, demands, claims and liabilities whatsoever, whether known or unknown, arising out of or in any way related to: (a) the Partnership Agreement and the iStar Partner's obligations thereunder; and (b) acts and omissions occurring prior to the date hereof relating to the design and construction of the partially completed parking garage located on the Property.

     5.   Tax Returns. Effective immediately, the iStar Partner shall cause the
          -----------
Partnership to be wound up and dissolved, and the ICG Partner shall cooperate in connection therewith. The ICG Partner shall continue to be the Designated Tax Matters Partner throughout the dissolution period.

     6.   Conditions to Closing. The exercise of the Option, the reduction in
          ---------------------
the Option Price described herein, the delivery of the deed to the Property by the Partnership to the iStar Partner and the releases of the partners and the Partnership contained herein, all are expressly contingent upon the execution and delivery of the documents identified on Exhibit A attached hereto, Land
                                            ---------
Title Guaranty Company is unconditionally committed to cause Chicago Title Insurance Company to issue to the iStar Partner a title insurance policy in the form of Exhibit B attached hereto, and payment of the transaction costs
        ---------
described in paragraph 7 below by the ICG Partner or its Affiliates.

     7.   Payment of Costs. Upon presentation by iStar Partner of invoices
          ----------------
therefor to the ICG Partner, the ICG Partner agrees to pay, or to cause its Affiliates to pay, up to $100,000 of the out-of-pocket transaction costs, including, but not limited to, recording fees, title insurance premiums, transfer taxes, escrow fees and reasonable attorneys' fees, incurred by the iStar Partner and its Affiliates in connection with (a) this Option Exercise,
(b) the conveyance of the Property to the iStar Partner, (c) a fourth amendment to the lease of the Property entered into by the iStar Partner and ICG Holdings, Inc., a Colorado corporation, contemporaneously herewith, (d) a modification to the loan secured by the Property to provide for an additional advance of up to $7,800,000, entered into by iStar Partner and the lender contemporaneously herewith, and (e) any of the closing documents listed on Exhibit A hereto.

     IN WITNESS WHEREOF, the parties have executed this Option Exercise on the day and date set forth above.

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                                            "iStar Partner"

                                            TRINET REALTY INVESTORS V, INC.,
                                            a Maryland corporation

                                            By: /s/ Elizabeth B. Smith
                                                -------------------------------
                                                Elizabeth B. Smith
                                                Senior Vice President


                                            "ICG Partner"

                                            ICG CORPORATE HEADQUARTERS, L.L.C.,
                                            a Colorado limited liability company

                                            By:   ICG Services, Inc., a Delaware
                                                  corporation, its manager

                                                  By: /s/ Bernard L. Zuroff
                                                      --------------------------
                                                      Bernard L. Zuroff
                                                      Executive Vice President

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                                   EXHIBIT A

                             Closing Document List

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                                   EXHIBIT B

                            Pro Forma Title Policy


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